                                                                   EXHIBIT 10.25



                               AGREEMENT OF LEASE

                                     between

                           CHERRY TREE INVESTORS, L.P.

                                    Landlord

                                       and

                        COMMONWEALTH ENERGY CORPORATION

                                     Tenant

LEASE AGREEMENT DATED AUGUST 9, 2002.

        BETWEEN CHERRY TREE INVESTORS, L.P., a New Jersey limited partnership ("Landlord"), having an office at GSB Building, Suite 401, One Belmont Avenue, Bala Cynwyd, PA 19004 and COMMONWEALTH ENERGY CORPORATION, a California corporation ("Tenant"), having an address at Cherry Tree Corporate Center, Suite 123, Cherry Hill, New Jersey 08002.

                                    PREAMBLE

BASIC LEASE PROVISIONS AND DEFINITIONS.

        In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this Preamble, unless such meanings are expressly modified, limited or expanded elsewhere herein.

        l. Demised Premises: Suite 350 as outlined on the floor plan annexed hereto and made a part hereof as EXHIBIT A consisting of approximately 2,265 square feet of Gross Rentable Area on the 3rd floor, to be delivered on the Commencement Date together with all fixtures, equipment, improvements and installations attached thereto in the building located at Cherry Tree Corporate Center, 535 Route 38, Cherry Hill Township, Camden County, New Jersey and having 139,044 square feet of Gross Rentable Area, (the "Building").

        2. Term: Three (3) years.

        3. Commencement Date: The date the Demised Premises is delivered to Tenant as set forth in Article 4 of this Lease.

        4. Fixed Rent Commencement Date: The Commencement Date.

        5. Expiration Date: Noon on the last day of the calendar month in which the day immediately prior to the three (3) year anniversary of the Commencement Date occurs.

        6. Permitted Use: General office use.

        7. Fixed Rent:

        Year      Rent per RSF      Annual Fixed Rent     Monthly Fixed Rent
        ----      ------------      -----------------     ------------------
          1          $18.00            $40,770.00             $3,397.50
          2          $18.50            $41,902.50             $3,491.88
          3          $19.00            $43,035.00             $3,586.25

(For the purposes of Rent calculations, Year 1 shall begin on the Fixed Rent Commencement Date).

        8. Late Charge: Four percent (4%) of the amount of the payment due.

        9. Tenant's Proportionate Share of Excess Expenses: One and sixty-three one-hundredths percent (1.63%) of the amount by which Expenses during any Lease Year exceed Base Year Expenses. Such percentage is arrived at by dividing the Gross Rentable Area of the Demised Premises by (ii) the Gross Rentable Area of the Building (which for the purposes of this Lease is agreed to be 139,044 square feet).

        10. Base Year: Calendar Year 2002

        ll. Security Deposit: $0.00

        12. Tenant's S.I.C. Code and Address for Environmental Information (as per most recent S.I.C. Manual as published by the United States Office of Management & Budget):_______________.

        13. Designated Brokers: Cushman & Wakefield of Pennsylvania.

        14. Landlord's Work: in accordance with EXHIBIT B attached hereto and made a part hereof.

The parties hereby agree to the following terms and conditions:

        1. Premises, Term and Purpose.

               (a) Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Demised Premises located in the Building for the term commencing on the "Commencement Date" and ending on the Expiration Date, or such earlier date upon which the term may expire or be terminated pursuant to the provisions of this Lease or pursuant to Law (as defined below). The parcel of land on which the Building is located is hereinafter called the "Land" and is more particularly described on Exhibit A-1 annexed hereto and made a part hereof.

               (b) The Demised Premises shall be used by Tenant for the Permitted Use and for no other use or purpose. Tenant shall not use or occupy the Demised Premises or any part thereof, for any purpose deemed unlawful, disreputable, or extra-hazardous on account of fire or other casualty, or for any purposes which shall impair the character of the Building. Tenant, at its sole cost and expense shall obtain any consents, licenses, permits or approvals required to conduct its business at the Demised Premises.

               (c) The "Common Areas" of the Building shall be those parts of the Building and other improvements designated by Landlord from time to time for the common use of all tenants, including among other facilities, halls, lobbies, delivery passages, drinking fountains, public toilets, and the like, and all garages, parking lots, service buildings or similar improvements operated, owned or maintained, in whole or in part, by Landlord, and all parkways, drives, greenspaces, parks, fountains or other facilities owned, operated or maintained, in whole or in part, by Landlord, or otherwise made available by Landlord for use by all tenants of the Building, whether used in conjunction with the use of such space by the occupants of other buildings or used exclusively by tenants of the Building, all of which facilities shall be subject to Landlord's reasonable management and control and shall be operated and maintained for the benefit of all tenants in a first class manner. Tenant, and its employees and invitees, shall have the non-exclusive right to use the Common Areas, such use to be in common with Landlord, other tenants of the Building and other persons entitled to use the same.

               (d) Notwithstanding any provision to the contrary contained herein, Landlord has the right, either prior to the Commencement Date or at any time during the term of this Lease, to relocate Tenant to comparable space located in the Building on at least sixty (60) days prior written notice to Tenant. In the event that Tenant is so relocated, Landlord will pay all of the expenses of preparing and decorating the new premises so that the new premises will be substantially similar to the Premises, the expense of moving Tenant's furniture and equipment, telephone service and signs to the relocated premises and the cost of changing Tenant's letterhead to reflect Tenant's new address. In the event of such relocation, Landlord and Tenant shall enter into an agreement supplementing this Lease which supplemental agreement shall amend the definition of "Demised Premises" as used in this Lease to reflect the space in which Tenant is relocated. All other provisions of this Lease shall remain in full force and effect.

               (e) If Landlord is unable to perform the Landlord's Work (as defined below) or deliver possession of any portion of the Demised Premises because of the holding over or retention of possession by the current occupants or for any other reason whatsoever, Landlord shall not be subject to any liability for failure to perform the Landlord's Work or deliver possession and the validity of this Lease shall not be impaired under such circumstances. Promptly after the occurrence of the Commencement Date, the parties shall enter into a written agreement confirming such date.



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        2. Rent.

        To the extent provided herein the rent payable by Tenant pursuant to this Lease is intended to be absolutely net to Landlord, and all other charges and expenses imposed upon the Demised Premises incurred in connection with its use, occupancy, care, maintenance, operation and control shall be paid by Tenant, except as otherwise expressly provided herein.

               (a) The rent reserved under this Lease for the Term hereof shall be and consist of (a) the Fixed Rent payable in equal monthly installments in advance to be paid on the first day of each and every calendar month during the Term (except that Tenant shall pay the first monthly installment upon signing this Lease); plus (b) such additional rent ("Additional Rent") in an amount equal to Tenant's Proportionate Share of Excess Expenses (as such terms are defined in Paragraph 3 of this Lease) and all separate charges for services and utilities expressly provided in Paragraph 15 hereof, and any other charges as shall become due and payable hereunder, which Additional Rent shall be payable as hereinafter provided, all to be paid to Landlord at its office stated above, or such other place as Landlord may designate, in lawful money of the United States of America; provided, however, that if the Fixed Rent Commencement Date shall occur on a date other than the first calendar day of a month, the rent for the partial month commencing on the Fixed Rent Commencement Date shall be appropriately pro-rated on the basis of the monthly rent payable during the first year of the Term.

               (b) Tenant does hereby covenant and agree promptly to pay the Fixed Rent, Additional Rent and any other charges herein reserved as and when the same shall become due and payable, without demand therefor, and without any set-off or deduction whatsoever. All Additional Rent and other charges payable hereunder, which are not due and payable on a monthly basis during the Term, unless otherwise specified herein, shall be due and payable within twenty (20) days of delivery by Landlord to Tenant of notice to pay the same.

               (c) In the event that any payment of Fixed Rent, Additional Rent or any other charges shall be paid after the due date for same provided herein, Tenant shall pay, together with such payment, the Late Charge. In addition, such unpaid amount shall bear interest until paid beginning on the due date at the lesser of the prime rate established by First Union National Bank or its successors plus five percent (5%) per annum or the maximum rate permitted by law.

        3. Operating Expenses.

               (a) For purposes of this Paragraph, the following definitions shall apply:

                      "Base Year Expenses" shall mean the actual Expenses (as defined in this Paragraph 3) incurred during the Base Year and, if the Building is less than ninety-five percent (95%) occupied at any time during the Base Year, such expenses shall be adjusted to the extent necessary to reflect ninety-five percent (95%) occupancy throughout such twelve (12) month period.

                      "Lease Year" shall mean each calendar year (or portion thereof) occurring during the Term.

                      "Real Estate Taxes" shall mean all taxes, assessments, general and special, ordinary as well as extraordinary, charges (including, but not limited to, water and sewer rents and charges), levies, impositions and payments wholly or partly in lieu thereof however denominated, now or hereafter in effect, which are or may be imposed upon or made liens upon the Land, the Building and other real property included with or located upon the Land. If, due to a change in the method of taxation or assessment, any franchise, income, profit, gross receipts or other tax, however designated, shall be substituted by the applicable taxing authority in whole or in part, for the Real Estate Taxes now or hereafter imposed on the Land, the Building or other real property included in the Land, such franchise, income, profit, gross receipts or other tax shall be deemed to be included in the term "Real Estate Taxes."

                      "Expenses" shall mean (i) Real Estate Taxes and (ii) the total of all the costs and expenses paid or incurred by Landlord with respect to the management, operation, maintenance, and repair of the Building and the Land and the services provided tenants therein (excepting electrical energy expenses paid directly by tenants (including Tenant) pursuant to Paragraph 15 of this Lease and equivalent provisions of other leases) including, but not limited to, the cost and expenses incurred for and with respect to: all utilities, including without limitation, water, electricity, gas, lighting, sewer and waste disposal; air conditioning, ventilation and heating (subject to the deduction hereinafter described); lobby maintenance and cleaning; elevators; protection and security (to the extent provided by Landlord without any obligation to do so); lobby decoration and interior and exterior landscape and garden maintenance and cleaning; snow removal, parking lot maintenance, boardwalk maintenance and cleaning, costs of maintaining easements areas granted to governmental bodies; all repairs, replacements and improvements which are appropriate for the continued operation of the Building in a first-class manner; maintenance and painting or other floor and wall covering of non-tenant areas; fire, all risk coverage, boiler and machinery, sprinkler, apparatus, public liability and property damages, rental and plate glass insurance and any insurance required by a mortgagee; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans, group insurance, and other employee benefits respecting employees of the Landlord and/or its management company up to and including the Building manager; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed on the Landlord and/or its management company pursuant to law or to any collective bargaining agreement with respect to such employees; workmen's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; the cost for a bookkeeper and for an accountant; the cost of office management space; professional and consulting fees; legal and auditing fees; association fees or dues; the expenses, including payments to attorneys and appraisers, incurred by Landlord in connection with any application or proceeding wherein Landlord obtains or seeks to obtain reduction or refund of the Real Estate Taxes payable or paid upon or against the Building; costs incurred by Landlord of compliance with any governmental law, rule or regulation enacted after the date of this Lease, management fees of the Building and any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Building and the Land. If the Building is less than ninety-five percent (95%) occupied at any time during any Lease Year, such expenses shall be adjusted to the extent necessary to reflect ninety-five percent (95%) occupancy throughout such twelve (12) month period.

                      It is agreed, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

                      (i) leasing commissions;

                      (ii) salaries for executives above the grade of Building manager;

                      (iii) Building start-up or opening expenses;

                      (iv) expenditures for capital improvements except those which under generally applied real estate practice are expensed or regarded as deferred expenses and except for capital expenditures required by law in any of which cases the cost thereof shall be included in Expenses for the calendar year in which the costs are incurred and subsequent calendar years, on a straight line basis amortized over an appropriate period not exceeding ten years, with an interest factor equal to the prime commercial lending rate publicly announced by First Union National Bank, Philadelphia, PA or its successor, as its "prime rate" (hereinafter referred to as the "Prime Rate") or such higher rate if Landlord borrows funds at such higher rate, at the time of Landlord's having actually incurred said expenditure;

                      (v) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in expenses hereunder;



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                      (vi) cost of repairs or replacements incurred by reason of fire or other casualty, to the extent which Landlord is compensated therefor through proceeds of insurance, or caused by the exercise of the right of eminent domain;

                      (vii) advertising, and promotional expenditures;

                      (viii) legal fees for disputes with tenants and legal and auditing fees, other than legal and auditing fees reasonably incurred in connection with maintenance and operation of the Building or in connection with the preparation of statements required pursuant to additional rent or lease escalation provisions;

                      If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Expenses then the costs for same shall be included in Expenses. The costs of such capital equipment or capital expenditures are to be included in Expenses for the calendar year in which the costs are incurred and subsequent calendar years, on a straight line basis amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the Prime Rate, or such higher rate if Landlord borrows funds at such higher rate, at the time of Landlord's having actually incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to leasing shall be included in Expenses for the calendar year in which they were incurred.

                      If during all or part of any calendar year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an expense hereunder) to portions of the Building, due to the fact that construction of the Building is not completed, or such portions are not occupied or leased or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, for the purposes of computing the Additional Rent payable hereunder, the amount of the Expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or service to such portion of the Building.

                      In the event that any facilities, services or utilities used in connection with the Building are provided from another office building owned or operated by Landlord, or vice versa, the cost incurred by Landlord in connection with such facilities, services or utilities shall be allocated between the Buildings on an equitable basis reasonably determined by Landlord.

               (b) In the event (i) that the Commencement Date shall occur on a day other than the first day of a calendar year, (ii) that the date of the expiration or other termination of this Lease shall be a day other than the last day of a calendar year, or (iii) of any increase or decrease (as herein provided) in the Area of the Demised Premises or in the Gross Rentable Area of the Building, then in each such event in applying the provisions of this Article 3 with respect to any calendar year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article 3, taking into consideration the portion of such calendar year which shall have elapsed prior to the Commencement Date, the date of such expiration or other termination or the date of such increase or decrease.

               (c) Tenant shall be responsible for Tenant's Proportionate Share of Excess Expenses during the Term as herein provided.

                             (1) For each Lease Year, or part thereof, Landlord
shall send to Tenant a statement of projected excess expenses, for the applicable Lease Year (or portion thereof) over the Base Year Expenses ("Projected Excess Expenses") and shall indicate what the estimated amount of Tenant's Proportionate Share of Excess Expenses shall be, said amounts to be paid in equal monthly installments (rounded to the nearest whole dollar) in advance on the first day of each month by Tenant as Additional Rent, commencing on the first anniversary of the Commencement Date.

                             (2) Following the end of each Lease Year, Landlord
shall send to Tenant a statement of actual Expenses incurred for the prior Lease Year showing Tenant's Proportionate Share of Excess Expenses due from Tenant, and, in the case of the first Lease Year, a statement showing actual Base Year Expenses. In the event the amount prepaid by Tenant exceeds the amount that was actually due based upon actual year end cost, then Landlord shall credit an amount equal to the overcharge to the payment or payments of Additional Rent next coming due hereunder. In the event Landlord has undercharged Tenant then Landlord shall provide Tenant with an invoice stating the additional amount due, which amount shall be paid in full by Tenant within twenty (20) days of receipt. Provided that Tenant shall have paid Tenant's Proportionate Share of Excess Expenses, as billed by Landlord, in full for any Lease Year, Tenant shall have the right to audit the calculation of Tenant's Proportionate Share of Excess Expenses for such Lease Year within sixty (60) days after Tenant's receipt of the statement described in this Subparagraph (2) from Landlord with respect to such Lease Year. Such audit shall be conducted at Landlord's offices during regular business hours and upon at least five (5) business days' notice to Landlord. Tenant acknowledges and agrees that upon the termination or sooner expiration of this Lease Tenant shall remain liable for Tenant's Proportionate Share of Excess Expenses notwithstanding the fact that the statement described in this Subparagraph (2) from Landlord with respect to such Lease Year is delivered after the termination or sooner expiration of this Lease.

               (d) Each and every of the amounts payable by Tenant pursuant to Subparagraphs 3(c)(1) and 3(c)(2) above, whether requiring lump sum payment or constituting projected monthly amounts, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as failure to pay any installment of the Fixed Rent and shall afford Landlord all the remedies provided in this Lease therefor, including, without limitation, the Late Charge as provided in Paragraph 2(c) of this Lease.

               (e) Tenant acknowledges and agrees that Landlord shall have the right to change the period of the Lease Year, either before or during the Term, to any other fiscal year or twelve month period. In the event Landlord makes such change, then the same shall be effective upon written notice to Tenant and, in such event, Tenant shall pay Tenant's Proportionate Share of Excess Expenses for the period from the end of the initially designated Lease Year, as last billed, to the beginning of the newly designated Lease Year, prorated for such period, within twenty (20) days of the rendering by Landlord of the bill for such interim period.

        4. Completion of Improvements and Commencement of Rent.

               (a) Landlord agrees to construct the improvements and other work in and to the Demised Premises in accordance with Exhibit B attached hereto and made a part hereof (the "Landlord's Work"). If Tenant requests any changes to Exhibit B, Tenant shall bear any additional construction or other expense to Landlord caused directly or indirectly by any change requested by Tenant. Tenant shall pay Landlord for any such expense within fifteen (15) days after request for payment by Landlord.

               (b) The Demised Premises to be delivered on the Commencement Date shall be deemed ready for occupancy and the Commencement Date hereunder shall occur on such date that (a) the Demised Premises shall be delivered to Tenant in tenantable condition, free of violations of any health, safety, fire and other statutes and regulations governing the Demised Premises and its use, all of which shall be established by issuance of a certificate (temporary or final) by appropriate governmental authority, permitting occupancy of the Demised Premises for the purposes set forth herein; and (b) Landlord has substantially completed the Landlord's Work (and Landlord shall be deemed to have substantially completed the Landlord's Work notwithstanding that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed in the Demised Premises or any part thereof, the non-completion of which does not materially interfere with Tenant's use of the Demised Premises).



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If the occurrence of any of the conditions listed in the preceding sentence, and thereby the making of the Demised Premises ready for occupancy, shall be delayed due to: (i) any act by Tenant or any of its employees, agents or contractors, which materially interferes with the completion of Tenant's improvements, or
(ii) any additional time required for the completion of the Landlord's Work because of the inclusion therein, at Tenant's request, of any item of work not included in Exhibit B; then the Commencement Date shall not be delayed by any day of such Tenant delay. In the event any such delay shall be asserted by Landlord, Landlord shall notify Tenant of the same, which notice shall include the number of delay days.

               (c) Tenant shall occupy the Demised Premises as soon as the same are ready for its occupancy and the Commencement Date shall have occurred (but not prior to said date except for purpose of installing of Tenant's personal property or otherwise with the express consent of Landlord as provided herein). If and when Tenant shall take actual possession of the Demised Premises, it shall be conclusively presumed that the same are in satisfactory condition, except any items of work set forth on a "Punch List" to be submitted to and acknowledged by Landlord in writing within thirty (30) days after the Commencement Date.

        5. Tenant Covenants As To Condition of Premises, and Compliance with
Laws.

               (a) In the event that the Building or any of the equipment affixed thereto or stored therein should be damaged as a result of any act of Tenant, its agents, servants, employees, invitees or contractors, Tenant shall, upon demand, pay to Landlord the cost of all required repairs, including structural repairs. Tenant shall commit no act of waste and shall take good care of the Demised Premises and the equipment affixed thereto and stored therein, shall maintain the Demised Premises in good condition and state of repair, and at the end or certain expiration of the Term hereof, shall deliver up the Demised Premises in good order and condition, wear and tear from a reasonable use thereof excepted, and, at Landlord's option, after the removal of those alterations, improvements or additions made by Tenant as Landlord shall designate in writing to Tenant and the restoration of the Demised Premises to its condition prior to the making of such removed alteration, improvement or addition. Landlord shall perform, or cause to be performed, all such maintenance and repairs and Tenant shall pay to Landlord the costs incurred therefor immediately upon demand as Additional Rent.

               (b) Tenant, at Tenant's expense, shall promptly comply with all laws, rules, regulations and ordinances, of all governmental authorities or agencies having jurisdiction over the Demised Premises, and of all insurance bodies (including, without limitation, the Board of Fire Underwriters), at any time duly issued or in force, applicable to the Demised Premises or any part thereof or to Tenant's use thereof ("Laws").

        6. Tenant Improvements, Alterations and Installations.

               (a) All fixtures, equipment, improvements, alterations, and installations which are attached to the Demised Premises, and any additions and appurtenances made by Tenant to the Demised Premises shall become the property of Landlord upon installation. Not later than the last day of the Term, Tenant shall, at its expense, remove from the Demised Premises all of its personal property and such improvements as Landlord elects to have removed. Tenant, at its sole cost and expense, shall repair injury done by or in connection with the installation or removal of such improvements. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises. Any equipment, fixtures, goods or other property of Tenant, not removed by Tenant upon the termination of this Lease, or upon any quitting, vacating or abandonment of the Demised Premises by Tenant, or upon Tenant's eviction, shall be considered as abandoned and Landlord shall have the right, without any notice to Tenant, to sell or otherwise dispose of the same, at the expense of Tenant, and shall not be accountable to Tenant for any part of the proceeds of such sale, if any. Landlord may have any such property stored at Tenant's risk and expense.

               (b) No structural alterations, installations, additions or improvements or nonstructural alterations that will adversely affect the plumbing, HVAC or electrical systems of the Demised Premises or the Building ("Building Systems") or that are visible to the Common

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Area shall be made by Tenant without Landlord's express prior written approval, which Landlord shall grant or deny in its sole and absolute discretion. Tenant shall give Landlord prior written notice of any proposed alterations, additions or improvements (hereinafter collectively, with the initial construction of the Demised Premises, called "Alterations"). Tenant shall deliver to Landlord copies of proposed plans and as-built plans upon completion of Alterations. All Alterations shall be done at Tenant's sole expense and the making thereof shall not interfere with the use of the Building by other tenants or disturb harmonious labor relations with Landlord's employees, agents, contractors or subcontractors. In the event that Tenant, its employees, agents, contractors or subcontractors conflict or interfere with labor employed by Landlord, its employees, agents, contractors or subcontractors, or in the event that any work stoppage, jurisdictional labor dispute or other interference with Landlord, its employees, agents, contractors or subcontractors occurs, of which Landlord shall be the sole and absolute judge, Landlord shall have the right to require Tenant, upon written demand, to remove or cause the removal forthwith of all Tenant's employees, agents, contractors and subcontractors from the Demised Premises, and Tenant agrees to comply with such demand immediately. In the event Tenant fails to comply with such demand immediately, and thereby causes a delay in the general construction program of the Building or the Land or the Landlord's Work, Tenant shall be deemed to be in default of this Lease entitling Landlord to all of its rights hereunder and at law. Tenant agrees to indemnify, defend and hold harmless Landlord from any and all costs, expenses, claims, causes of action, damages and liabilities of any type or nature whatsoever (including, but not limited to attorneys' fees and costs of litigation) arising out of or relating to the making of the Alterations by Tenant. Nothing herein contained shall be construed as constituting the permission of Landlord for a mechanic or subcontractor to file a lien claim against the Demised Premises and Tenant agrees immediately to secure the removal of any such lien which a contractor purports to file against said premises by payment or otherwise pursuant to law. All such Alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction over the Demised Premises.

        7. Various Negative Covenants by Tenant.

        Tenant agrees that it shall not, without Landlord's prior written consent:

               (a) Do anything in or near the Demised Premises which will increase the rate of fire insurance on the Building;

               (b) Permit the accumulation of waste or refuse matter in or near the Demised Premises except in containers provided therefor;

               (c) Mortgage, hypothecate, pledge or encumber this Lease in whole or in part;

               (d) Permit any signs, lettering or advertising matter to be erected or attached to the Demised Premises; or

               (e) Encumber or obstruct the Common Areas surrounding the Demised Premises nor cause same to be encumbered or obstructed, nor encumber or obstruct any access ways to the Demised Premises, nor cause same to be encumbered or obstructed.

        8. Various Affirmative Covenants of Tenant.

        Tenant covenants and agrees that Tenant will:

               (a) At any time and from time to time, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, a tenant estoppel certificate in a form reasonably acceptable to Landlord or financial institutions requesting the same relating to matters customarily included in tenant estoppel certificates within fifteen (15) days of receipt of Landlord's request accompanied by such certificate.

               (b) Faithfully observe and comply with the rules and regulations annexed hereto and made a part hereof as Exhibit C and such additional rules and regulations as Landlord hereafter at any time or from time to time may communicate in writing to Tenant, and which in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building; provided, however, that in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of any rule or regulation by any other tenant, its employees, agents, visitors, invitees, subtenants or licensees.

        9. Building Directory and Signage.

        Tenant shall not affix any sign to the Building or place any sign so that it can be seen from outside of the Building or the Demised Premises, except that Tenant shall be entitled to place a sign on its entranceway if such sign complies with the sign criteria delivered by Landlord to Tenant or is approved by Landlord. Landlord will, at the request of Tenant, maintain listings on the directory located within the Building of the names of Tenant and any other firm, association or corporation in occupancy of the Demised Premises or any part thereof as permitted hereunder. Landlord shall not be required to list the names of any individuals on said Building directory.

        10. Casualty and Insurance.

               (a) In the event of partial or total destruction of the Building or the Demised Premises by reason of fire or any other cause, Tenant shall immediately notify Landlord of same and Landlord shall promptly restore and rebuild the Building or the Demised Premises at Landlord's expense (but only to the extent of the insurance proceeds covering such damage) unless Landlord elects by notice to Tenant within ninety (90) days of said destruction not to restore and rebuild the Demised Premises, and, in such case, this Lease shall terminate. If Landlord elects to restore and rebuild the Demised Premises, then during the period of restoration of any such area, and, if any portion of Demised Premises are rendered untenantable by said damage, Tenant shall be relieved of the obligation to pay that portion of the rent herein reserved which relates to said untenantable area.

               (b) Tenant shall, at Tenant's sole cost and expense, but, except to the extent prohibited by law with respect to workmen's compensation insurance, for the mutual benefit of Landlord and Tenant and any Additional Insured (as hereinafter defined) or any other additional insured as Landlord may from time to time determine including the lessors under any ground leases or underlying leases and any mortgagees, maintain or cause to be maintained (a) commercial general liability insurance, including but not limited to, premises, bodily injury, personal injury and contractual liability, coverages for any and all injury resulting from any act or omission on the part of Tenant or Tenant's contractor's, licensees, agents, visitors or employees, on or about the Demised Premises including such claims arising out of the construction of improvements on the Demised Premises, such insurance to afford protection to the limit of not less than Five Million Dollars ($5,000,000.00) single limit; (b) workmen's compensation insurance covering all persons employed in connection with the construction of any improvements by Tenant and the operation of its business upon the Demised Premises and (c) "all risk" coverage on all of Tenant's personal property, including, but not limited to, standard fire and extended coverage insurance with vandalism and malicious mischief endorsements on all Tenant's improvements and alterations in or about the Demised Premises, to the extent of their full replacement value. In the event Landlord, at any time during the Term of the Lease, reasonably determines that Tenant's insurance coverage is inadequate, based upon the coverages being required by landlords of comparable buildings in the general geographic area of the Building, Landlord shall have the right to require Tenant to increase its insurance coverage. All such insurance shall, to the extent permitted by law, name Landlord, and BR Management Corporation, and their successors and assigns as additional insureds (the "Additional Insureds") and shall be written by a good and solvent insurance carrier authorized to do business in the State of New Jersey. Any of the foregoing Additional Insureds may be changed at any time notice is given as provided in Paragraph 18 herein. Landlord makes no representation that the limits of liability specified to be carried by Tenant pursuant to this Paragraph 10 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant's sole expense.

               (c) Prior to the Commencement Date, and at least thirty (30) days prior to the expiration date of any policy, Tenant shall furnish evidence of such insurance and payment of premiums thereon to Landlord. Such insurance shall be in form satisfactory to Landlord and without limitation, shall provide that no cancellation or lapse thereof or change therein shall be effective until after thirty (30) days' written notice to Landlord at the address specified in Paragraph 18 of this Lease. Tenant waives all rights of recovery against Landlord and the Additional Insureds for any loss, damages, or injury of any nature whatsoever to property or persons for which the Tenant is insured.

               (d) During the Term of this Lease, Tenant shall maintain in effect in each insurance policy required under this Lease that relates to property damage a waiver of subrogation in favor of Landlord and the Additional Insureds from its then-current insurance carriers, and shall at all times furnish evidence of such currently effective waiver to Landlord. Such waiver shall be in a form reasonably satisfactory to the Landlord and without limitation, shall provide that no cancellation or lapse thereof or change therein shall be effective until after thirty (30) days' written notice to Landlord at the address, specified in Paragraph 18 of this Lease.

               (e) Each insurance policy required to be maintained under this Lease shall state that with respect to the interest of Landlord and the Additional Insureds the insurance maintained pursuant to each such policy shall not be invalidated by any action or inaction of Tenant and shall insure Landlord and the Additional Insureds regardless of any breach or violation of any warranties, declarations, conditions or exclusions by Tenant.

               (f) Each insurance policy required to be maintained under this Lease shall state that all provisions of each such insurance policy, except for the limits of liability, shall operate in the same manner as if a separate policy had been issued to each person or entity insured thereunder.

               (g) Each insurance policy required to be maintained under this Lease shall state that the insurance provided thereunder is primary insurance without any right of contribution from any other insurance which may be carried by or for the benefit of Landlord and the Additional Insureds.

               (h) Each insurance policy required to be maintained under this Lease shall recognize the indemnification set forth in Paragraph 11 of this Lease.

               (i) Failure of Tenant to maintain any of the insurance required under this Lease or to cause to be provided in any insurance policy the requirements set forth in this Paragraph 10, shall constitute a default under this Lease without any notice being required by Landlord.

        11. Indemnification.

        Tenant shall indemnify, defend and hold harmless Landlord, the Additional Insureds, any mortgagee, and any lessor under any underlying leases or ground leases, from and against any expense (including, without limitation, legal and collection fees), loss, liability or consequential damages suffered or incurred as a result of or in connection with (i) any breach by Tenant of its obligations contained in this Lease or (ii) its acts or the acts of its agents, servants, invitees, contractors or employees.

        12. Non-Liability of Landlord.

        Except to the extent caused by Landlord's negligence or willful misconduct, Landlord shall not be liable for (and Tenant shall make no claim for) any property damage which may be sustained by Tenant or any other person
(a) as a consequence of the failure, breakage, leakage, inadequacy, defect or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts, or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators or hoisting equipment; (b) by reason of the elements; (c) resulting from the carelessness, negligence or improper conduct on the part of any other tenant of Landlord or any other tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or (d) attributable to any interference with, interruption of, or failure of, any services or utilities to be furnished or supplied by Landlord. Tenant shall give Landlord prompt written notice of the occurrence of any events set forth in this Paragraph 12.

        13. Remedies and Termination Upon Tenant Default.

               (a) In the event that:

                      (1) Tenant shall default in the payment of (i) any Fixed Rent or (ii) any Additional Rent or other charge payable monthly hereunder by Tenant to Landlord, on any date upon which the same becomes due, and such default shall continue for five (5) days after the same becomes due; or

                      (2) Tenant shall default in the payment of any Additional Rent or any other charge payable hereunder which is not due and payable hereunder on a monthly basis, on any date upon which the same becomes due, and such default shall continue for five (5) days after Landlord shall have given to Tenant a written notice specifying such default; or

                      (3) Tenant shall default in the due keeping, observing or performing of any covenant, agreement, term, provision or condition of Paragraph 1(b) of this Lease on the part of Tenant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Tenant within 24 hours after Landlord shall have given to Tenant a written notice specifying the same; or

                      (4) If during the Term hereof the Demised Premises or any part thereof shall be or become abandoned or deserted, vacated or vacant; or

                      (5) Tenant shall default in the due keeping, observing or performing of any other covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Tenant within fifteen (15) days after Landlord shall have given to Tenant a written notice specifying the same; or

                      (6) Should Tenant be evicted by summary proceedings or otherwise;

then, Landlord may, in addition to any other remedies herein contained, as may be permitted by law, without being liable for prosecution therefor, or for damages, re-enter the Demised Premises and the same have and again possess and enjoy; and as agent for Tenant or otherwise, re-let the Demised Premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as Landlord may have been put to in re-entering and repossessing the same and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by Landlord during the remainder of the unexpired Term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month. Landlord, at its option, may require Tenant to pay in a single lump sum payment at the time of such expiration or re-entry as the case may be, a sum which represents the present value (using a discount rate of 4% per annum) of the excess of the aggregate of the Fixed Rent which would have been payable by Tenant for the period commencing with such expiration or re-entry, as the case may be, and ending on the originally fixed Expiration Date of the Term, over the aggregate rental value of the Demised Premises for the same period.

               (b) Upon the occurrence of any of the contingencies set forth in the preceding clause, or should Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this Lease or the estate of Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale, or by operation of law, Landlord may, if Landlord so elects, at any time thereafter, terminate this Lease and the Term hereof, upon giving to Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of Tenant, five (5) days notice in writing, of Landlord's intention so to do. Upon the giving of such notice, this Lease and the Term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this Lease for the expiration hereof; and Landlord shall have the right to remove all person, goods, fixture and chattels therefrom, by force or otherwise without liability for damages.

        14. Remedies Cumulative; Non-Waiver By Landlord.

        The various rights, remedies, options and elections of Landlord, expressed herein, are cumulative, and the failure of Landlord to enforce strict performance by Tenant of the conditions and covenants of this Agreement to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by Landlord of any installment of rent after any breach by Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect. Tenant waives trial by jury in any action or proceeding arising out of this Lease.

        15. Services; Electric Enemy.

               (a) Landlord will: (i) supply heat for the warming of the Demised Premises and the public portions of the Building during Business Hours in the cold season; (ii) furnish to, and distribute in, the Demised Premises air conditioning during Business Hours when it may be required for the comfortable occupancy of the Demised Premises by Tenant; (iii) provide snow and ice removal or treatment for the parking area, sidewalks and driveways in a reasonably expeditious manner; and (iv) provide refuse removal from a dumpster to be provided on site to be used for normal paper waste attendant to an office building. "Business Hours" as used in this Lease, means 8:00 A.M. to 6:00 P.M. on weekdays, 8:00 A.M. to 2:00 P.M. on Saturdays, and not including Sundays and those legal holidays listed in Exhibit D annexed hereto and made a part hereof. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of such air conditioning system. Landlord will clean the Demised Premises in accordance with the cleaning schedule annexed hereto as Exhibit E. The cost of the services and utilities provided pursuant to this Paragraph 15(a) is included in Expenses as defined in Paragraph 3(a).

               (b) Provided Tenant is not then in default of this Lease, Landlord will provide to Tenant overtime services and utilities when and to the extent reasonably requested by Tenant in accordance with such reasonable conditions as shall be determined by Landlord. If Tenant shall utilize Building HVAC after Business Hours, Tenant shall pay to Landlord, as Additional Rent, a charge that, at the time of the execution of this Lease is $75.00 per hour and which may be increased by Landlord from time to time upon written notice to Tenant for such additional service and utilities which charge shall cover all costs and expenses of Landlord in providing such overtime services, including, without limitation, the cost of the utility usage, the cost of maintenance, repairs and inspections of such building systems and employee and administrative costs related to such services. Such charge shall constitute a direct charge to Tenant and not an Expense pursuant to Paragraph 3.

               (c) Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, lighting, ventilating, air conditioning, gas, steam, power, electricity, water or other service and to stop or interrupt the use of any building or Building facilities at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, safety concerns or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption.

               (d) Landlord shall install transmission facilities in the Demised Premises, so that electric energy may be used by Tenant in the Demised Premises in such reasonable quantity as shall be sufficient to meet Tenant's ordinary business needs for lighting and the operation of its business machines, including photocopy equipment and computer and data processing equipment. Tenant covenants and agrees that its electrical usage shall not exceed four (4) watts per square foot of floor area at any time (including any supplemental HVAC serving the Premises, but not including Building HVAC).

               (e) In the event that Tenant shall require electric energy for use in the Demised Premises in excess of the quantity initially designed to be furnished as herein provided and if, in Landlord's judgment such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, Landlord, upon written request of Tenant, will proceed with reasonable diligence to install such additional riser, conduits, feeders, switchboards and/or appurtenances provided the same and the use thereof shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disrupt other tenants or occupants of the Building, and Tenant agrees to pay all reasonable costs and expenses incurred by Landlord in connection with such installation. Landlord reserves the right to separately meter or monitor the utility services provided to the Demised Premises and bill the charges directly to Tenant.

               (f) In order that Landlord may at all times have all necessary information which it requires in order to maintain and protect its equipment, Tenant agrees that Tenant will not make any material alteration or material addition to the electrical equipment and/or appliances in the Demised Premises without the prior written consent of Landlord in each instance and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances. Tenant agrees to advise Landlord in writing as to any material change in the periods of use of the lighting fixtures and Tenant's business machines and equipment. Tenant further acknowledges and agrees that Tenant shall not have the right to install additional connections to the Building electricity. Any such connections desired by Tenant shall be effected by Landlord at Tenant's sole cost and expense, and shall only be permitted to the extent such connections will not cause the Premises to exceed its permitted electrical capacity, or overload, damage or limit the electrical system of the Building.

               (g) Commencing with the Commencement Date, the cost of furnishing electricity to Tenant shall be as estimated, subject, however, to all of the other provisions of this Paragraph. Initially, an estimate of $235.94 (the "Electric Charge") ($1.25 psf per annum X 2,265 square feet l 12) shall be charged to Tenant beginning on the Commencement Date as the monthly charge for Landlord's service of furnishing electricity to the Premises (such amount, as the same may be increased or thereafter adjusted (but in no event decreased below $1.25 psf) pursuant to any of the provisions of this Paragraph, being hereinafter referred to as the "Electric Factor") for use during Business Hours. At any time after the Commencement Date, Landlord may cause a survey to be prepared by a reputable, independent electrical consultant to be selected by Landlord, the cost of which survey shall be borne by Landlord. The purpose of said survey shall be to determine the appropriate charge to Tenant for electricity to be charged taking into account the full electric service including the estimated demand based upon the connected load necessary or useful for Tenant's operation of all equipment and lighting, including, without limitation, any additional hours in excess of Business Hours during which the Demised Premises are in use. Tenant acknowledges that any electrical usage relating to any supplemental air conditioning, heating and/or ventilation systems, regardless of when operated by Tenant, shall be payable as Additional Rent to Landlord, and as such shall be in addition to, and not be deemed part of, the original estimated Electric Charge. When the charge for the electricity has been so determined as a result of such survey, the Electric Charge shall be increased or thereafter adjusted (but in no event decreased below $1.25 psf) by the difference between the charge per annum determined by the survey and the estimated Electric Factor, effective as of the date of the survey. The Electric Factor shall, from time to time, be determined based on a rate equal to Landlord's cost (including any taxes included in or applicable to such rates) for supplying all electricity consumed at the Demised Premises, as determined by such surveys and/or readings, from time to time throughout the Term, of Tenant's check meter(s) (hereinafter "Checkmeter"). In the event a Checkmeter is installed (the necessity for which shall be determined by Landlord, at its sole discretion), the cost of same is to be borne by Tenant. In such event, Tenant shall, at its own cost and expense, be responsible for the maintenance, repair and replacement (if necessary) of said Checkmeter.

               (h) If the public utility rate schedule for the supply of electric current to the Building shall be increased at any time after the date hereof, or if there shall be a change in taxes or if additional taxes shall be imposed upon the sale or furnishing of such electric current, or if there shall be a change in the space constituting the Demised Premises, or if Tenant's failure to maintain its machinery and equipment in good order and repair causes a consumption of electrical current in excess of four (4) watts per rentable square foot for Tenant's lights and plugs in the Demised Premises, the Electric Charge herein reserved shall be equitably adjusted to reflect the resulting increase but at no less than Landlord's cost therefor. If Landlord and Tenant cannot agree thereon, the amounts of such adjustments shall be determined based on standard practices, by an independent electrical engineer, to be selected by Landlord and paid equally by Landlord and Tenant. When the amounts of such adjustment are so determined, the parties shall execute an agreement supplementary hereto to reflect such adjustments in the amount of the annual Electric Charge stated in this Lease effective from the date of the increase (but not decrease) of such usage as determined by such electrical engineer, or as the case may be, from the effective date of such increase (but not decrease) in the public utility rate schedule; but such adjustments shall be effective from the Commencement Date or the date of the survey, whichever is applicable whether or not such a supplementary agreement is executed.

               (i) Landlord reserves the right to discontinue furnishing electric energy for light and plugs to Tenant in the Demised Premises pursuant to Paragraph 15(d) of this Lease at any time upon ninety (90) days prior written notice to Tenant for Tenant to arrange to obtain electric service from a public utility company. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby except only that, from and after the effective date of such termination, Landlord shall not be obligated to furnish electric energy to Tenant and the Electric Charge payable under this Paragraph shall be accordingly reduced by such amount then payable by Tenant under this Paragraph per annum. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be installed and maintained by Tenant, at its expense. At reasonable times during the Term, which times (except in the case of emergency) shall be arranged in advance with Landlord, Landlord shall provide Tenant with access to those portions of the Building as are necessary to make the installations necessary to provide electric energy to the Demised Premises. Landlord or its representatives may accompany Tenant whenever Tenant, its employees, agents or contractors enter the Building. Upon reasonable notice to Landlord and in accordance with terms and conditions of this Lease, Tenant may install, in locations approved by Landlord, such additional panel boards, feeders, risers, wiring and other conductors and equipment necessary to provide electric energy to the Demised Premises.

               (j) Landlord shall have the right to procure periodic surveys made by an independent utility consultant selected by Landlord and if such utility consultant determines that there has been an increase in Tenant's use of electrical current in excess of four (4) watts per rentable square foot (in the aggregate, as provided for herein), then the provisions of Paragraph 15(h) shall be applicable in accordance with the terms thereof. In the event that either a survey by Landlord or a reading of the Checkmeter indicates that the Electric Charge then being paid by Tenant is not sufficient for Tenant's electrical usage, Landlord will forward to Tenant a statement showing that additional Electric Charges shall be due as a result of such comparison over the amount then payable, and thereafter, the monthly Electric Charge payable by Tenant shall be that charge indicated in the aforesaid Landlord's statement.

               (k) If Tenant shall require electricity beyond Business Hours for purposes other than as specified in this Paragraph, the Electric Factor shall be adjusted to reflect the resulting increases in Landlord's cost in providing electricity to the Demised Premises, and the Electric Charge shall also be adjusted accordingly. Landlord represents that electricity shall be supplied to the Premises twenty-four (24) hours per day, seven (7) days per week in accordance with the terms and provisions of this Lease. Tenant has reviewed the electrical capacity available to the Demised Premises and represents to and for the benefit of Landlord that it is satisfied therewith.

               (l) Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if: (i) the supply of electricity to the Demised Premises is interrupted; (ii) the quantity or character of electricity is changed or is no longer available or suitable for Tenant's requirements; or (iii) Tenant objects to, is inconvenienced by or otherwise affected by any requirement of the public utility company serving the Building. Tenant will comply with the general rules, regulations, terms, conditions and requirements of the public utility supplying electricity to the Building that may now or hereafter be applicable thereto. Tenant shall enter into such modifications of this Lease as Landlord may from time to time require in connection with any requirement of any public utility or any requirement of Law pertaining to electrical consumption or service, or charges therefor. If any equipment or machinery furnished by Landlord breaks down or for any cause ceases to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Fixed Rent or Additional Rent or damages for any interruptions in service occasioned thereby or resulting therefrom.

               (m) All other electricity charges under this Lease shall be included as Expenses.

        16. Subordination; Paramount Lease.

               (a) This Lease shall be subject and subordinate at all times to any first mortgage, first deed of trust or other first encumbrance heretofore or hereafter placed upon the Demised Premises or the property which includes the Demised Premises and of all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to as, collectively a "Mortgage") except to the extent that any Mortgage provides that this Lease is superior to that Mortgage. This provision shall operate automatically and without the necessity of any further act on the part of Tenant to effectuate such subordination. Tenant agrees, at the request of any person who may acquire Landlord's estate by foreclosure or transfer in lieu of foreclosure, to attorn to such person and to execute, acknowledge and deliver, upon demand by Landlord, any holder of a Mortgage or such person who may acquire Landlord's estate, but in no event later than ten (10) days after such demand, such further instruments evidencing and confirming such subordination of this Lease and such instruments evidencing such attornment obligation. Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant (such power of attorney being coupled with an interest), to execute, acknowledge and deliver any such instruments for and in the name of Tenant. Notwithstanding the foregoing, any holder of any Mortgage may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery and recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage.

               (b) If Landlord is or becomes lessee of the Building or the Land, then Tenant agrees that Tenant's possession shall be that of a subtenant and subordinate to the interest of Landlord's lessor, its heirs, personal representatives, successors and assigns (such lessor and other persons being hereinafter collectively referred to as the "Overlessor") without the necessity of any further action on the part of Tenant to effectuate such subordination, but notwithstanding the foregoing, if Landlord's tenancy shall terminate either by expiration, forfeiture or otherwise, then, if Overlessor shall so request, Tenant shall attorn to Overlessor and recognize Overlessor as Tenant's landlord upon the terms and conditions of this Lease for the balance of the Term. Tenant shall execute, acknowledge and deliver, upon demand by Landlord or any Overlessor, such further instruments evidencing such subordination of Tenant's right, title and interest under this Lease to the interests of Overlessor, and such further instruments of attornment, as shall be desired by such Overlessor.

        17. Landlord's Cure of Tenant's Default.

        If Tenant shall fail or refuse to comply with and perform any conditions and covenants of this Lease, Landlord may, if Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of Tenant, and the said cost and expense shall be payable on demand, or at the option of Landlord shall be added to the installment of rent due immediately thereafter, but in no case later than one month after such demand, and shall be due and payable as such. This remedy shall be in addition to such other remedies as Landlord may have hereunder by reason of the breach of Tenant of any of the covenants and conditions in this Lease contained.

        18. Notices.

        Any notice, demand, statement or other communication which under the terms of this Lease or under any statute or law must or may be given shall be given by hand delivery to the respective parties as follows or by registered or certified mail, return receipt requested, or by reputable private overnight delivery service addressed to the respective parties as follows:

To Landlord:      at the address set forth in the introductory paragraph to this
                  Lease, with a copy to:

                  Cherry Tree Investors, L.P.
                  c/o Bergen of Cherry Hill, Inc.
                  GSB Building, Suite 401
                  One Belmont Avenue
                  Bala Cynwyd, PA 19004
                  Attn: Asset Manager

To Tenant:        At its address stated above until the Commencement Date; at the Demised Premises thereafter.

        Any such notice, demand, statement or other communication shall be deemed to have been given or made upon hand delivery or when deposited, postage paid, in the U.S. Mail, or delivered, charges prepaid or charged to sender by a reputable private overnight delivery service, as the case may be. Any of the above addresses may be changed at any time notice is given as above provided.

        19. Quiet Enjoyment.

        Landlord covenants that Tenant upon keeping and performing each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, shall quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person lawfully claiming by, through or under the same subject to the covenants, agreements, terms, provisions and conditions of this Lease and the effect of the application of same.

        20. Intentionally Omitted.

        21. Access to Premises.

               (a) Tenant agrees to permit Landlord and Landlord's agents, employees or other representatives to show the Demised Premises to any lessor under any underlying lease or ground lease or any mortgagee or any persons wishing to rent or purchase the same, and Tenant agrees that on and after the twelfth month next preceding the expiration of the Term hereof, Landlord or Landlord's agents, employees or other representatives shall have the right to show the Demised Premises to any prospective tenant or to place notices on the front of the Building or any part thereof, offering the Demised Premises for rent or for sale; and Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

               (b) Tenant agrees that Landlord and Landlord's agents, employees or other representatives, shall have the right to enter into and upon the said premises or any part thereof, at all reasonable hours, for the purpose of examining the same or reading meters, or performing maintenance or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by Landlord nor be construed to create an obligation on the part of Landlord to make such inspection or repairs.

        22. Brokerage.

        Tenant and Landlord warrant and represent to each other that neither has dealt with any broker or brokers regarding the negotiation of the within Lease other than the Designated Brokers. Landlord shall pay the Designated Brokers a commission pursuant to a separate agreement. Tenant and Landlord agree to be responsible for and to indemnify and save the other harmless from and against any claim for a commission or other compensation by any broker other than the Designated Brokers claiming to have negotiated with the indemnifying party with respect to the Demised Premises or to have called the said Demised Premises to Tenant's attention or to have called Tenant to Landlord's attention.

        23. Parking.

        Tenant shall have the right under this Lease to the non-exclusive use of a proportionate share of parking spaces in the parking lot of the Building in compliance with such reasonable Rules and Regulations as Landlord may promulgate from time to time. Landlord shall have the right to assign the location of said parking spaces or may designate the location of same from time to time.

        24. Landlord's Inability to Perform.

        This Lease and the obligation of Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord's inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.

        25. Condemnation.

        If the Land, Building and Demised Premises leased herein, or of which the Demised Premises is a part, or any portion thereof, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceedings or actions, Landlord shall grant an option to purchase and or shall sell and convey the Land, Building and the Demised Premises or any portion thereof, then this Lease, at the option of Landlord shall terminate, and the Term hereof shall end as of such date as Landlord shall fix by notice in writing; and Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings; and all rights of Tenant to damages, if any, are hereby assigned to Landlord, provided that such Tenant shall have the right to make a separate claim for damages as provided below. Tenant agrees to execute and deliver any instruments, at the expense of Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Land, Building and Demised Premises or any portion thereof. Tenant covenants and agrees to vacate the Demised Premises, remove all Tenant's personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord in the aforementioned notice. Failure by Tenant to comply with any provision in this clause shall subject Tenant to such costs, expenses, damages and losses as Landlord may incur by reason of Tenant's breach hereof.

        Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for any option, sale or conveyance in lieu of formal condemnation proceedings; and all rights of Tenant to damages, if any, are hereby assigned to Landlord. Notwithstanding the foregoing, Tenant shall have the right to make a separate claim against the condemning authority for such independent claim which it may have as may be allocated by law, for costs and damages due to any taking of Tenant's trade fixtures, relocation, moving and other similar costs and charges directly incurred by tenant and resulting from such condemnation, provided same does not diminish the Landlord's award. Tenant agrees to execute and deliver any instruments, at the expense of Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Land, Building and Demised Premises or any portion thereof. Tenant covenants and agrees to vacate the Demised Premises, remove all Tenant's personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord in the aforementioned notice. Failure by Tenant to comply with any provision in this clause shall subject Tenant to such costs, expenses, damages and losses as Landlord may incur by reason of Tenant's breach hereof.

        26. Assignment and Subletting.

               (a) Tenant shall not (i) assign or otherwise transfer, this Lease or any of its rights hereunder, or (ii) sublet the Demised Premises or any part thereof, or permit the use of the Demised Premises or any part hereunder by any persons other than Tenant or its employees, agents and invitees, without the prior written consent of Landlord in each instance. Landlord's consent to a proposed sublease or assignment shall not be unreasonably withheld provided the proposed assignee/subtenant is of a type and quality reasonably satisfactory to Landlord, and Landlord approves such entity's financial condition, and such proposed assignee/subtenant is not a current tenant of the Building or an entity with whom Landlord, during the six (6) month period prior to such request for consent, has been negotiating to lease any space in the Building. The consent by Landlord to any assignment, transfer, or subletting to any entity shall not be construed as a waiver or release of Tenant from any provision of this Lease, unless expressly so stated (it being understood that in all instances, Tenant shall remain primarily liable as a principal and not as a guarantor or surety) nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any such provision. No consent by Landlord to any such assignment, transfer, or subletting, in any one instance shall constitute a waiver of the necessity for such consent in a subsequent instance nor shall any consent by a Landlord be construed to permit reassignment or resubletting by a permitted assignee or sublessee. For purpose of the foregoing, a transfer, conveyance, grant or pledge, directly or indirectly, in one or more transactions, of interest in Tenant (whether stock, partnership interest or other form of ownership or control), or the issuance of new interests by which an aggregate of more than fifty percent (50%) of the interest in Tenant shall be vested in a party or parties who are not holders of such interest(s) as of the date hereof shall be deemed an assignment of this Lease; provided, however, that this limitation shall not apply to any corporation, all the outstanding voting stock of which is listed on a national securities exchange. Landlord's acceptance of any name for listing on the Building Directory will not be deemed, nor will it substitute for, Landlord's consent required under this Lease to any sublease, assignment or other occupancy of the Demised Premises. In the event of an assignment or subletting not in conformance with the terms of this Lease, such assignment and/or subletting shall be void ab initio, and Landlord shall have the right to terminate this Lease or to require that the Demised Premises be surrendered to Landlord for the balance of the Term (in the case of an assignment) or for the term of the proposed sublease (in the case of a sublease). Such termination shall in no event be construed to limit Landlord's right to damages or any other relief for the violation of the terms of this Lease.

               (b) If at any time or from time to time during the Term of this Lease Tenant desires to sublet or assign all or any part of the Demised Premises, Tenant shall give written notice to Landlord of such intent together with such financial information concerning the proposed assignee or sublessee as Landlord shall reasonably request.

               (c) If for any assignment or sublease consented to by Landlord hereunder Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease or part, in excess of such rent fairly allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, to pay to Landlord as additional rent equal to the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

               (d) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligations or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

               (e) In the event that (i) the Demised Premises or any part thereof are sublet and Tenant is in default under this Lease, or (ii) this Lease is assigned by Tenant, then, Landlord may collect rent from the assignee or subtenant and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Article 26 with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder, or a release of Tenant from further performance of the covenants herein contained.

               (f) Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord in connection with any assignment or sublease requested by Tenant, whether or not Landlord's consent is granted, including without limitation, fees paid to attorneys, accountants and space planners.

        27. Environmental Laws.

               (a) Tenant, at its own cost and expense, agrees to comply with all applicable environmental laws, rules and regulations of the Federal, State, County and Municipal governments and of all other governmental authorities having or claiming jurisdiction over the Demised Premises or appurtenances thereto, or any part thereof, which are applicable to the Demised Premises and/or the conduct of business thereon, including but not limited to the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) ("ISRA"). Further, Tenant agrees to make submissions to and provide any information required by all governmental authorities requesting same pursuant to Tenant's obligations under this Paragraph 27. Tenant represents to Landlord that Tenant's Standard Industrial Classification (SIC) Number as used on Tenant's Federal Tax Return is as set forth in the Preamble to this Lease. Tenant shall not conduct any operations that shall cause the Building or the Demised Premises to be deemed an "industrial establishment" as defined in ISRA. Notwithstanding the foregoing, in the event Tenant shall become an "industrial establishment", Landlord shall have, in addition to any other remedies available, the right to immediately terminate this Lease and Landlord shall also have the right to direct Tenant to comply with ISRA, at Tenant's sole cost and expense, or in Landlord's sole discretion, to comply with ISRA and to seek reimbursement of all costs and expenses (including but not limited to, attorneys fees, consulting fees, filing fees, and all remedial or investigative expenses) as a result of such termination and any amount expended by Landlord shall be Additional Rent hereunder.

               (b) Tenant hereby agrees to execute such documents Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ISRA. Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant's use of the Demised Premises including but not limited to state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised Premises by Landlord. Tenant shall immediately provide Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance and the New Jersey Department of Environmental Protection's ("NJDEP") requirements under ISRA as they are issued or received by the Tenant.

               (c) Tenant shall not generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Demised Premises, any Hazardous Substances. As used herein, Hazardous Substances shall be defined as any "hazardous chemical," "hazardous substance," "hazardous waste" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.), the New Jersey Spill Compensation and Control Act, as amended, (N.J.S.A. 58:10-23.11b, et seq.), any rules or regulations promulgated thereunder, or in any other present or future applicable federal, state or local law, rule or regulation dealing with environmental protection.

               (d) In the event Tenant receives any notice that a spill or discharge of any Hazardous Substance has occurred on or about the Demised Premises, Building and/or Land or into the sewer and/or waste treatment system operated by Landlord from any person or entity, including NJDEP and the United States Environmental Protection Agency ("EPA"), then Tenant shall provide immediate written notice of same to Landlord, detailing all relevant facts and circumstances.

               (e) Tenant agrees to indemnify and hold harmless the Landlord, Additional Insureds and each mortgagee of the Demised Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating to or arising out of any breach by Tenant of this paragraph, which indemnification shall survive the expiration or sooner termination of this Lease.

        28. Parties Bound.

               (a) The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to except that no violation of the provisions of Paragraph 7(c) hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Paragraph 28 shall not be construed as modifying the conditions contained in Paragraph 13 hereof.

               (b) Tenant acknowledges and agrees that if Landlord shall be an individual, joint venture, corporation, limited liability company, tenancy in common, firm, or partnership, general or limited, there shall be no personal liability on such individual or on the members of such joint venture, corporation, limited liability company, tenancy in common, firm or partnership in respect of any of the covenants or conditions of this Lease; rather, Tenant agrees to look solely to Landlord's estate and property in the Building (or the proceeds thereof) for the satisfaction of Tenant's remedies arising out of or related to this Lease.

               (c) The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Demised Premises (or the owner of a lease of the Demised Premises) so that in the event of any sale or sales of the Land, Building, or the Demised Premises or of said lease, or in the event of a lease of the Land, Building or of the Demised Premises, the said Landlord shall be and hereby is entirely freed and relieved of all covenants, liabilities and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Land, Building or of the Demised Premises, that the purchaser or the lessee of the same has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

        29. Miscellaneous.

               (a) This Lease contains the entire contract between the parties. No representative, agent or employee of Landlord has been authorized to make any representations or promises with reference to the leasing of the Demised Premises or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals, or extensions hereof, shall be binding unless reduced to writing and signed by Landlord and Tenant.

               (b) The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

               (c) Tenant shall not be entitled to exercise any option granted to it by this Lease at any time when Tenant is in default in the performance or observance of any of the covenants, agreement terms, provisions or conditions on its part to be performed or observed under this Lease.

               (d) The paragraph headings in this Lease are for convenience only and are not to be considered in construing the same.

               (e) If, in connection with obtaining financing for the Project, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest created or the conduct of Tenant's business operations at the Demised Premises.

               (f) All dates and time periods set forth in this Lease are Time of the Essence.

               (g) In the event that Tenant or anyone claiming through or under Tenant shall not vacate and redeliver the Demised Premises on or before the Expiration Date as required by this Lease. Tenant shall be deemed a holdover tenant and Landlord shall have all rights and remedies provided at law relating to such holdover. During the period of holdover tenancy, the Tenant shall be liable for a holdover rental charge for the Demised Premises which charge shall be equal to Two and One Half (2-1/2) times the Fixed Rent and Additional Rent payable by Tenant hereunder during the Lease Year immediately preceding the Expiration Date. In addition, Tenant further agrees that if it fails to so surrender the Demised Premises, Tenant (i) shall be liable to Landlord for any and all damages which Landlord shall suffer by reason thereof, and (ii) shall indemnify Landlord against all claims and demands made by any succeeding tenants against Landlord founded upon delay by Landlord in delivering possession of the Demised Premises to such succeeding tenant.

               (h) This Lease shall not be recorded by either party.

               (i) Within fifteen (15) days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant, or, failing those, Tenant's internally prepared financial statements, certified by Tenant. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements which Tenant designates to Landlord as confidential except:
(i) to Landlord's lenders or prospective purchasers of the Project; (ii) in litigation between Landlord and tenant; and (iii) if required by court order.

               (j) Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's actual costs incurred in reviewing the proposed action or consent, including, without limitation, attorneys', engineers' or architects' fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

               (k) If Tenant fails or refuses to execute and deliver any instrument or certificate required to be delivered by Tenant hereunder (including, without limitation, any instrument or certificate required under Paragraph 8(a)) within the time periods required herein, then Tenant hereby appoints Landlord as its attorney-in-fact with full power and authority to execute and deliver such instrument or certificate for and in the name of Tenant.

               (1) Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building and Project shall not affect this Lease, abate any payment owed by Tenant hereunder or otherwise impose any liability on Landlord.

               (m) Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages.

               (n) The obligation of Tenant to pay all Rent and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of a prejudgment lien against or withhold, or deduct from, or offset against any rent and other sums provided hereunder to be paid Landlord by Tenant.

               (o) The furnishing of the form of this Lease shall not constitute an offer and this Lease shall become effective upon and only upon its execution by and delivery to each party hereto.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                   LANDLORD:

                                   CHERRY TREE INVESTORS, L.P.
                                   By:  Bergen of Cherry Hill, Inc., its
                                        general partner

                                        By:  /s/ CHARLES J. DAVIDSON
                                             -----------------------------------
                                             Name:  CHARLES J. DAVIDSON
                                             Title: SENIOR VICE PRESIDENT


                                   TENANT:

                                   COMMONWEALTH ENERGY
                                   CORPORATION

                                   By:    /s/ DICK PAULSEN
                                          --------------------------------------
                                   Name:  Dick Paulsen
                                   Title: C.O.O.

                                   EXHIBIT "A"

                         FLOOR PLAN OF DEMISED PREMISES


                                  [FLOOR PLAN]

                                 EXHIBIT "A-1"

                          METES AND BOUNDS DESCRIPTION

ALL THAT CERTAIN tract or parcel of land and premises, situate in the Township of Cherry Hill, County of Camden and State of New Jersey, bounded and described as follows:

        BEGINNING at a concrete monument in the Southerly line of New Jersey State Highway Route #38 (100 feet wide), in the centerline of a concrete headwall at the end of a pipe beneath New Jersey State Highway Route #38, which pipe carries a small stream which is a branch of Cooper Creek, said point being a corner to lands now or formerly Shirl-Jim, Inc.; thence, extending along the Southerly line of New Jersey State Highway Route #38, South 85 degrees 58 minutes 06 seconds East, a distance of 347.51 feet to a point; thence, extending along a line perpendicular to the centerline of New Jersey State Highway Route #38, South 04 degrees 01 minute 54 seconds West, a distance of 1.00 feet to a point; thence, extending Southeastwardly along the curved Southerly line of New Jersey State Highway Route #38 and along the curved Southwesterly line of Olive Street, on the arc of a circle curving to the right, having a radius of 260.00 feet, an arc distance of 238.26 feet to a point of tangency in the Southwesterly line of Olive Street; thence, extending along the Southwesterly line of Olive Street, South 33 degrees 27 minutes 48 seconds East, a distance of 166.48 feet to a point; thence, leaving the Southwesterly line of Olive Street, extending along lands now or formerly of Frank Cerminaro, South 56 degrees 32 minutes 12 seconds West a distance of 79.34 feet to a point; thence, extending along lands now or formerly of John Swyter, North 33 degrees 27 minutes 48 seconds West, a distance of 55.19 feet to a point; thence, extending along lands of the same, South 59 degrees 13 minutes 43 seconds West, a distance of 104.47 feet to a point, said line being the rear line in the plan of Kenilworth Estates; thence, extending along lands of the same, South 33 degrees 27 minutes 48 seconds East, a distance of 256.48 feet to a point on the Northwesterly line of Longwood Avenue; thence, extending along the Northwesterly line of Longwood Avenue, South 56 degrees 32 minutes 12 seconds West, a distance of 208.71 feet to a point; thence, leaving the Northwesterly line of Longwood Avenue, extending along lands now or formerly of Pasquale Ludovico, North 33 degrees 27 minutes 48 seconds West, a distance of 266.29 feet to a point on the aforementioned rear line of Kenilworth Estates; thence, extending along the said rear line of Kenilworth Estates, South 59 degrees 13 minutes 43 seconds West, a distance of 891.00 feet to a point; thence, extending along lands now or formerly of 3 Executive Campus Realty Inc., North 41 degrees 41 minutes 45 seconds West, a distance of 117.74 feet to a point; thence, extending partly along lands now or formerly of Delaware Valley Propane Company and partly along lands of the aforementioned Shirl-Jim, Inc. North 35 degrees 51 minutes 13 seconds East, a distance of
374.49 feet to a point; thence, extending along said lands of Shirl-Jim, Inc., the three (3) following courses and distances; (1) North 32 degrees 44 minutes 55 seconds East, a distance of 338.00 feet to a point; thence (2) North 41 degrees 06 minutes 14 seconds East, a distance of 180.22 feet to a point; thence
(3) North 32 degrees 13 minutes 25 seconds East, a distance of 97.75 feet to a point, said point being the place of beginning.

        CONTAINING 11.289 Acres of land.

        BEING shown and designated as Lot 1 G Block 595 Plate 10 on the Tax Map of the Township of Cherry Hill.

        TOGETHER WITH THE BENEFICIAL Rights and Interest in and to a certain Declaration of Easement and Right-of-Way for Ingress, Egress and Regress, to and from New Jersey State Highway Route 70 and Cuthbert Boulevard, as contained in Deed Book 3604 page 586 and modified by First Modification of Declaration of Easement and Right-of-Way as contained in Deed Book 3640 page 493.

        ALSO TOGETHER WITH THE BENEFICIAL Rights and Interest in and to a certain Access Easement on lands now or formerly 3 Executive Campus Realty Inc., as contained in Modification of Declaration as contained in Deed Book 4009 page 591.

                                   EXHIBIT "B"


                                 LANDLORD'S WORK


1.      Enclose receptionist area into an office as shown on Exhibit "B-l."

2.      Install building standard carpet throughout the Demised Premises.

3. Either wall paper or paint the walls of the office described in Paragraph 1 above with a wall paper or paint which is reasonably complimentary to the existing wall paper in the remainder of the Demised Premises.

                                  EXHIBIT B-1



                                  [FLOOR PLAN]

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

        1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the exterior or interior Common Areas of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

        2. No awning shall be permitted on any part of the Demised Premises. Tenant shall not place anything against, near or on any glass partitions, doors, windows or window sills which may appear unsightly from outside the Demised Premises and Tenant is specifically prohibited from sitting or placing anything on the window sills of the Demised Premises. Tenant shall not obstruct any windows, doors, partitions or lights within the Demised Premises which admit or reflect light into the hallways or other Common Areas of the Building. Tenant shall not attach or hang any curtains, blinds, shades or screens used in connection with any window or door of the Demised Premises without first obtaining the written consent of Landlord. Said curtains, blinds or shades must be of a quality, type, design and color and attached in a manner approved by Landlord.

        3. Landlord shall retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

        4. All cleaning and janitorial services for the Building and the Demised Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Demised Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Demised Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

        5. Landlord will furnish Tenant, free of charge, two (2) keys (plus two
(2) additional keys upon request) to each door lock in the Demised Premises. Landlord may charge an additional amount $2.00 per key for any additional keys requested by Tenant. Tenant shall not alter any lock or install a new additional lock or bolt on the entrance door of its Demised Premises without written consent of Landlord. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

        6. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

        7. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

        8. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

        9. Tenant shall not use or keep in the Demised Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Demised Premises any foul or noxious gas or substance, or permit or allow the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Demised Premises any birds or animals.

        10. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

        11. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

        12. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

        13. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

        14. Tenant shall close and lock the doors of the Demised Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Demised Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

        15. Tenant shall not obtain for use on the Demised Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking services upon the Demised Premises, except from such contractors as are reasonably approved by Landlord and at such hours and under such regulations as may be fixed by Landlord.

        16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown thereto. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.

        17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Demised Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building.

        18. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

        19. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Demised Premises or any part thereof. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Demised Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Demised Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

        20. Tenant shall not install, maintain or operate upon the Demised Premises any vending machine without the written consent of Landlord.

        21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

        22. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

        23. Tenant shall store all its trash and garbage within the Demised Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

        24. The Demised Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Demised Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Demised Premises, except that use by Tenant of Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of a microwave oven shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

        25. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

        26. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

        27. Tenant shall comply with all safety fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

        28. Tenant assumes any and all responsibility for protecting the Demised Premises from theft, robbery and pilferage.

        29. The requirements of Tenant will be attended to only upon written application to the office of the Building Manager by an authorized individual.

        30. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight.

        31. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent

Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

        32. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building. In the event of conflict between the provisions contained in this Lease and these Rules and Regulations the provisions of this Lease shall prevail.

        33. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and the Complex and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

        34. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                   EXHIBIT "D"

                                BUILDING HOLIDAYS


New Years Day

President's Day

Memorial Day

Fourth of July

Labor Day

Thanksgiving Day

Christmas



                                     D - 1

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                                   EXHIBIT "E"

                      JANITORIAL MAINTENANCE SPECIFICATIONS

                              PROVIDED BY LANDLORD

LOBBY AND ENTRANCE AREAS

               Daily Cleaning Services:

        1. Dust and damp mop all lobby and entrance foyers to insure dust free floors with specific attention to hard-to-reach areas.

        2. All waste and trash cans will be emptied. All waste and trash cans will be washed as needed.

        3. Vacuum all carpeted areas.

        4. Dust and wipe clean all desks and chairs.

        5. Wipe and clean and polish all stainless steel and other metal work.

        6. Clean all entrance doors.

        7. All floors to be swept with chemically treated cloths, spot mopped and spray buffed.

        8. Dust and/or wash clean all directory boards and display glass.

        9. All lights will be turned off, and specified doors locked at the completion of cleaning.

           Weekly Cleaning Services:

        1. Dust and clean all paneling, door trim and other architectural louvers, ornamental work, grills, picture frames, thermostats, baseboards, entire doors and woodwork.

        2. Complete high dusting of pictures, frames, etc.

        3. Spot clean all carpeted areas.

        4. Spot clean all wall surfaces.

        5. Wipe clean metal surfaces, kickplates, switch plates, signs and door saddles.

        6. Dust and wipe clean all furniture, fixtures, shelving, desk equipment, window sills and door frames.

           Monthly Cleaning Services:

        1. All telephones will be sanitized.

        2. Vacuum all upholstered furniture.

           Yearly Cleaning Services:

        1. Strip and refinish all floor areas.

GENERAL OFFICE AREAS

           Daily Cleaning Services:

        1. All waste and trash cans will be emptied. All waste and trash cans will be washed as needed.

        2. All water fountains to be sanitized and polished.

        3. Dust desk tops.

        4. Spot clean all wall surfaces and columns.

        5. Vacuum all carpeted areas; moving light furniture other than desks, file cabinets, etc.

        6. Dust and spot mop all resilient tile floor areas. All floor edges will be damp mopped.

        7. All glass partitions will be spot cleaned.

           Weekly Cleaning Services:

        1. Dust and clean all paneling, door trim, ornamental work, grills, picture frames, ventilating louvers, baseboards and entire doors.

        2. Dust and wipe clean all furniture, fixtures, shelving, cabinets, window sills, picture frames, bases of all chairs, and desk tops with clean cloths.

        3. Wipe clean metal door knobs, light switch plates, mirrors, kick plates, door saddles and directional signs.

           Monthly Cleaning Services:

        1. Complete all high dusting.

        2. All telephones will be cleaned and sanitized.

           Quarterly Cleaning Services:

        1. Dust and wipe clean all diffusers and ventilators.

        2. Damp mop and spray buff all resilient tile floor areas.

           Yearly Cleaning Services:

        1. Strip and refinish all resilient tile floor areas.

        2. Dust blinds.

RESTROOMS

           Daily Cleaning Services:

        1. All toilets and urinals will be sanitized and wiped clean.

        2. All sinks and fixtures will be cleaned with a non-abrasive cleaner, sanitized and polished.

        3. All paper towel and toilet tissue dispensers will be wiped clean.

        4. All waste baskets and sanitary disposal units will be emptied.

        5. Clean all mirrors with glass cleaner and chrome with chrome cleaner.

        6. All dispensers will be refilled.

        7. All restroom floors will be damp mopped nightly using disinfectants.

           Monthly Cleaning Services:

        1. All walls, vertical and horizontal surfaces will be wiped clean and sanitized.

        2. All partitions, tiled walls and vertical surfaces will be wiped clean.

           Quarterly Cleaning Services:

        1. All restroom floors will be machine scrubbed.

CORRIDORS AND COMMON AREAS

           Daily Cleaning Services:

        1. All drinking fountains will be sanitized and polished.

        2. All waste trash cans will be emptied.

        3. Wipe clean all metal door knobs, light switch plates, kick plates, mirrors, door saddles and directional signs.

        4. Sweep with chemically treated mops; damp mop to remove spill off.

           Weekly Cleaning Services:

        1. Spray buff all resilient tile floor areas.

        2. All fire extinguishers will be dusted.

        3. Spot clean all wall surfaces and columns; including stainless steel work.

        4. Dust and wipe clean all furniture, fixtures, shelving, cabinets, window sills and picture frames with clean cloths.

           Monthly Cleaning Services:

        1. Complete all high dusting.

        2. Dust and wipe clean all paneling, door trim, ornamental work, grills, picture frames, ventilating louvers, baseboards and entire doors.

           Quarterly Cleaning Services:

        1. Dust and wipe clean all air diffusers and ventilators.

           Yearly Cleaning Services:

        1. Strip and refinish all resilient tile floor areas.

ELEVATORS

           Daily Cleaning Services:

        1. All elevators will be cleaned maintaining all metal work throughout.

        2. All resilient tile floor areas will be swept with a chemically treated dust mop and spot mopped. Carpeted surfaces will be vacuumed.

           Weekly Cleaning Services:

        1. All resilient tile floors will be mopped and spray buffed.

        2. All walls will be wiped clean.

           Monthly Cleaning Services:

        1. Vacuum elevator door tracks and saddles.

STAIRWELLS AND MISCELLANEOUS

           Weekly Cleaning Services:

        1. All stairs will be swept and mopped.

        2. All metal and framework will be dusted and wiped clean.

        3. All janitorial closets will be kept clean and orderly.